Exhibit 99.1

Excerpt from February 2007 Newsletter

Disbursement Enclosed

Enclosed please find a disbursement of $0.20 per capital unit declared by the Lake Area Corn Processors, LLC Board of Managers payable to members of record as of January 1, 2007. The total amount for this disbursement is $5,924,000, which is the largest disbursement in LACP history!

This disbursement is 2007 income and brings the total disbursed to LACP members from inception to $46,651,500.00 or 315% of initial investment! Again, we thank you for your investment and confidence.